Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Alibaba Group Holding Limited of our report dated July 27, 2018  relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Alibaba Group Holding Limited’s Annual Report on Form 20-F (No. 001-36614) for the year ended March 31, 2018.

/s/ PricewaterhouseCoopers

Hong Kong, August 2, 2018